EXHIBIT 5.1

May 21, 2010

Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002

Re:
400,000 Shares of Common Stock reserved for issuance pursuant to the Calpine Corporation 2008 Director Incentive Plan, as amended, and 12,700,000 Shares of Common Stock reserved for issuance pursuant to the Calpine Corporation 2008 Equity Incentive Plan, as amended and restated

Ladies and Gentlemen:

We are familiar with the proceedings taken and proposed to be taken by Calpine Corporation, a Delaware corporation (the “Company”), in connection with the registration pursuant to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of 400,000 shares of its Common Stock, $.001 par value, reserved for issuance under the Calpine Corporation 2008 Director Incentive Plan, as amended (the “Director Plan”) and of 12,700,000 shares of its Common Stock, $.001 par value, reserved for issuance under the Calpine Corporation 2008 Equity Incentive Plan, as amended (the “Equity Plan”).

We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein.

Based on the foregoing, it is our opinion that the above-referenced 400,000 shares of Common Stock reserved for issuance under the Director Plan and 12,700,000 shares of Common Stock reserved for issuance under the Equity Plan have been duly authorized by the Company and, when issued as provided under the Director Plan and the Equity Plan, respectively, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

We do not express or purport to express any opinions with respect to laws other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Law.

We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

CJD:IY

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